UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                   FORM 8-K


                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)     April 30, 2003


                               CNB Bancorp, Inc
            (Exact Name of Registrant as Specified in its Charter)


         New York                         17501                14-1709485
(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
    of Incorporation)                                      Identification No.)


12-24 North Main Street, Gloversville, New York                  12078
(Address of Principal Executive Offices)                       (Zip Code)


Registrant's Telephone Number, including Area Code   (518) 773-7911


                                     N/A
        (Former Name or Former Address, if Changed Since Last Report)


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Item 7.  Financial Statements and Exhibits

         (a)  Not applicable.

         (b)  Not applicable.

         (c)  The following exhibits are included with this Report:

              Exhibit 99         Press Release dated April 30, 2003




Item 9.  Regulation FD Disclosure

         The information contained in this report is being furnished pursuant to Item 12 of Form 8-K, but is being provided under Item 9 as directed by the U.S. Securities and Exchange Commission in Release No. 34-47583. On April 30, 2003, CNB Bancorp, Inc. issued a press release containing unaudited financial information and accompanying discussion for the quarter ended March 31, 2003. A copy of this press release is furnished as Exhibit 99 to this report on Form 8-K.






                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated:  April 30, 2003     CNB Bancorp, Inc.




                           /s/ George A. Morgan
                           --------------------------------------------------
                           George A. Morgan
                           Executive Vice President & Chief Financial Officer

                                EXHIBIT INDEX


Exhibit Number                      Exhibit Description

Exhibit 99                          Press Release dated April 30, 2003

                                                                   EXHIBIT 99


CNB Bancorp, Inc.


                      OVER 110 YEARS OF BANKING SERVICE
_____________________________________________________________________________
_____________________________________________________________________________


WILLIAM N. SMITH, PRESIDENT
GEORGE A. MORGAN, VICE PRESIDENT AND SECRETARY
MICHAEL J. FRANK, TREASURER
BRIAN R. SEELEY, AUDITOR

April 30, 2003                            For additional information, contact
                                          Larry Peck at 518-773-5115




                            FOR IMMEDIATE RELEASE

CNB BANCORP, INC. ANNOUNCES FIRST QUARTER RESULTS AND QUARTERLY DIVIDEND

GLOVERSVILLE, NY -- (BUSINESS WIRE) --

CNB Bancorp, Inc. (OTCBB: CNBI - News) announced operating results for the three month period ended March 31, 2003. For the first quarter of 2003, net income was $1,083,000 as compared with $1,281,000 last year. Expressed on a diluted per share basis, net income for the first quarter was $.49 versus $.55 last year, down 10.9%.

A cash dividend of $.19 per share was declared recently by the Board of Directors of CNB Bancorp, Inc. The dividend will be paid May 19, 2003 to shareholders of record as of May 12, 2003. The quarterly dividend of $.19 per share represents an increase of 11.76% compared to the second quarter of 2002.

William N. Smith, Chairman of the Board and President of CNB Bancorp, Inc. (OTCBB:CNBI) said the lower results for the first quarter of 2003 are primarily due to the decline in the net interest margin, fully tax effected, from 4.35% for the first quarter of 2002 to 3.88% for the first quarter of 2003. The decline in the first quarter of 2003 was primarily caused by a sizeable decrease in loan volume and repricing in the Company's investment portfolio as higher yielding securities were called or paid down and were replaced by lower yielding securities. For the quarter ended March 31, 2003, average earning assets were $371,050,000 as compared with $344,319,000 for the same period in 2002, an increase of 7.8%. Higher operating expenses also contributed to the decline in earnings for the first quarter of 2003.

The Company's total assets reached a record $398,158,000 at March 31, 2003, or 7.2% above the $371,263,000 at March 31, 2002. Loans outstanding at March 31, 2003 were $180,660,000, down 7.4% from $195,127,000 at March 31, 2002. A decline in indirect auto and residential mortgage loans were the primary reasons for this decline. Deposits at March 31, 2003 were $306,455,000, an increase of 6.7% from $287,259,000 at March 31, 2002. The primary areas of growth were in NOW, regular savings, and money market accounts.

Stockholders' equity at March 31, 2003 was $37,405,000 as compared to $34,926,000 at March 31, 2002. This resulted in an equity to total assets ratio of 9.4% as compared to 9.4% at March 31, 2002, a ratio that is over twice the regulatory minimum guideline of 4.0%.

CNB Bancorp, Inc. is a financial holding company with its principal office in Gloversville, New York. The company operates two subsidiaries: City National Bank and Trust Company, which provides a full range of personal and commercial banking products as well as personal and business trust services; and Hathaway Agency, Inc., which provides general insurance services.


















This news release may be deemed to include forward-looking statements, such as statements that relate to financial goals, business outlook and credit quality. Actual results could differ materially from those indicated by these statements. CNB Bancorp's 2002 Annual Report to Shareholders and 2002 and 2003 periodic reports to the SEC, including the section of the Annual Report of Form 10-K for the year ended December 31, 2002 captioned "Forward-Looking Information," contain additional information about factors that could affect actual results.








                     CITY NATIONAL BANK AND TRUST COMPANY
                  P.O. Box 873, GLOVERSVILLE, NEW YORK 12078
                   PHONE (518) 773-7911 FAX (518) 725-2730